LICENSE AGREEMENT

            AGREEMENT, made as of the 14th day of March, 1997, by and between ACTV INC. and ACTV HOLDINGS, INC., both Delaware corporations having their corporate offices at 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 (collectively, "Licensor") and ACTV ENTERTAINMENT., a New York corporation, having its corporate offices at 1270 Avenue of the Americas, Suite 2401, New York, New York 10020 ("Licensee").

                              W I T N E S S E T H:

            WHEREAS, Licensor is the exclusive owner of certain individualized television programming technologies (the "Intellectual Property"), which Intellectual Property includes the Patents listed on Exhibit A hereto (the "Patents") and proprietary technologies, programming methods, the ACTV Programming and Coding Language, and other trade secrets and know-how, all relating to the Intellectual Property described in the Patents, including applications thereof, regardless of distribution or delivery method;

            WHEREAS, Licensor wishes to grant to Licensee and Licensee wishes to obtain from Licensor an exclusive license in the Territory to use and exploit the Intellectual Property in the distribution of individualized television directly to home subscribers in the United States for all entertainment programming.

            NOW, THEREFORE, in consideration of one dollar ($1.00), the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "ACTV Programming" shall mean programming that utilizes the Intellectual Property, including any Improvements.

                  (b) "Improvements" shall mean any improvement, refinement, enhancement or other modification of the Intellectual Party.

                  (c) "License" shall mean that exclusive license which the Licensor hereby grants to the Licensee to use and exploit the Intellectual Property, including Improvements as set forth in Paragraph 6 hereof, subject to the terms hereof.

                  (d) Net Sales" shall mean subscriber and advertising revenues by License and its affiliates and sublicensees, if any, less any license fees payable to third party programming providers, less trade discounts allowed, valid credits for claims or allowances, refunds, returns and recalls and less taxes and other governmental charges levied on or measured by sales and included in the billing price.

                  (e) "Territory" shall mean the United States of America and its possessions, territories and associated commonwealths (including Puerto Rico, the Virgin Islands and Guam), including all United States military installations located therein.

            2. Grant of Rights

                  (a) Subject to the terms and conditions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, Licensor hereby grants to Licensee, subject to the terms hereof, an exclusive, perpetual License to use, distribute and sublicense the Intellectual Party and Improvements throughout the Territory for individualized television directly to home subscribers through the mass distribution systems of cable broadband distribution system located in the Territory. Not included are the applications granted to ACTV, Net, Inc. under the March 13, 1997 License Agreement from Licensor. Licensor hereby agrees promptly to disclose to Licensee the Intellectual Property licensed hereby.

                  (b) All products, including, without limitation, television programming, which are distributed, sold or utilized in any manner and which incorporate in any manner all or any part of the Intellectual Property contained within the Licensee granted hereunder will bear the proper proprietary rights notice, all as specified in writing by Licensor to Licensee, as shall be sufficient, in Licensor's judgment, to protect its rights and interest in the rights granted by Licensor to Licensee pursuant hereto. Licensee further agrees to give proper notice of trademarks, patents and/or copyright where applicable in connection with the use by Licensee of any rights thereunder, as may be specified from time-to-time Licensor.

                  (c) Licensee agrees that during the term of this Agreement, it will diligently and actively develop, promote, distribute and market ACTV Programming in the Territory.

            3. Consideration

                  (a) In consideration for the License granted hereunder, Licensee shall pay Licensor five (5) percent of all Net Sales (as such term is defined in the respective sublicense agreement, or if not so defined, then as defined, herein) by sublicensees of Licensee and five (5) percent of the Net Sales by Licensee at any time that ACTV, Inc. owns directly or through ACTV Holdings, Inc. less than 50 % of the outstanding Common Stock of Licensee.

                  (b) Royalty payments shall be made within thirty (30) days of the end of each calendar quarterly period for sales invoiced by Licensee during such calendar quarterly period. Each commission payment shall be accompanied by a report setting forth in reasonable detail the Net Sales during the calendar quarter and the calculation of royalties based thereon. Licensor shall have the right once a year and with reasonable notice to examine the books and records of Licensee. Such examination shall take place at Licensee's principal place of business during normal business hours.

            4.    Reservation of Rights.

                  (a) Licensee is only permitted to assign or sublicense the rights hereunder granted to any third party, provided such party agrees in writing to abide by the terms and conditions of this Agreement to the extent applicable to it.

                  (b) All rights not specifically granted to Licensee hereunder are reserved to Licensor.

            5. Confidentiality. Licensee shall maintain in strict confidence and shall not at any time whether before or after the termination of this agreement
(a) utilize for any purpose other than as permitted under this License, or cause, enable, assist or permit anyone else to utilize, any of the Intellectual Property or Improvements: (b) disclose to anyone any such Intellectual Property, Improvements and/or related information (the "Confidential Information") which is not generally available to the public unless, (i) through no act of Licensee contrary to the obligations imposed hereby, such Confidential Information becomes known to the public prior to the date of Licensee's disclosure, (ii) such Confidential Information is approved for public release by Licensor, (iii) such Confidential Information is rightfully received by Licensee from a third party without restrictions and without breach of Licensee's obligations hereunder, (iv) such Confidential Information is independently developed by Licensee without breach of this Agreement, (v) such Confidential Information is required to be disclosed by judicial or governmental proceeding subject to a protective order or (vi) such disclosure is necessary or appropriate to the exploitation of the License granted hereby and only then after such person or entity to whom disclosure is to be made executes a confidentiality agreement acceptable to Licensor. Notwithstanding the foregoing, Licensee may disclose such Confidential Information to its employees who need to know such information in order for Licensee to use and exploit the Intellectual Property pursuant to the terms of this Agreement if it has taken reasonable steps to impose the aforesaid covenants of confidentiality on said employees and to ensure that said employees will not violate said covenants, including, but not limited to, causing said employees to enter into written agreements in which said covenants of confidentiality are effectively imposed upon them. Licensee will copy Licensor's Confidential Information only to the extent reasonably necessary to enable Licensee to exercise its rights under the License. In making any such copies, Licensee agrees to produce faithfully all notices respecting copyright, trade secrets, and other proprietary rights. Nothing contained herein shall prevent Licensee from disclosing in general terms the nature of its relationship with Licensor.

            6. Improvements. Any improvements upon the Intellectual Property made, conceived, invented or wholly acquired by Licensor during the term of this Agreement, shall be included hereunder, and Licensee shall have the right to such improvements (limited, however, by the specific terms hereto) without payment of any additional royalty. Licensee agrees that if during the term of this Agreement it should make, conceive, invent or acquire any improvements on the Intellectual Property, or on any component or portion thereof, it will grant, and hereby does grant, to Licensor a royalty-free, exclusive, paid up, perpetual license to use such improvements on a world-wide basis. Each party agrees to disclose promptly to the other party all improvements so made, conceived, invented or acquired during the term of this Agreement which are based, in whole or in part, on any of the Intellectual Property or Improvements.

            7. Representations. Licensor represents and warrants that: (i) it has the right and authority to enter into this Agreement; (ii) to the best of its knowledge, it is the sole owner of licensee of all Intellectual Property and Improvements licensed hereunder and the use thereof will not violate any law or infringe upon or to violate any rights of any person, firm or corporation; and
(iii) it is not a party to any other existing agreement which would prevent it from entering into or performing its obligations under the terms of this Agreement, (iv) to the best of its knowledge, the Patents have been validly issued, have not been challenged and no adverse claim has been asserted.

            8. Litigation. Licensee shall have the sole responsibility at its sole cost and expense for protecting the rights granted and to be granted herein against any third party infringement. Licensee agrees to promptly and diligently seek to protect all rights granted and to be granted herein from and against any infringement by third parties.

            9. Insurance.

                  (a) During the term of this Agreement, Licensee will maintain, at its own expense, in full force and effect, with a responsible insurance carrier, reasonably acceptable to Licensor, such product liability insurance as is customary for a business of the type, nature and size of Licensee.

                  (b) Licensee shall, from time to time upon reasonable request by the other party, promptly furnish or cause to be furnished to Licensor, a certificate evidencing the insurance required hereby.

            10. Termination.

                  (a) In the event that Licensee materially defaults or breaches any provision of this Agreement, Licensor reserves the right to terminate this Agreement upon written notice to Licensee; provided, however, that if Licensee, within 30 days of such written notice, cures such default or breach, this Agreement shall continue in full force and effect as if such default or breach had not occurred; and provided, further, should Licensee dispute any such alleged breach of this Agreement and such dispute is either submitted to arbitration in due course pursuant to Paragraph 20 hereof or being resolved by the parties hereto, then there shall be no default hereunder during the period in which the parties are in arbitration or diligently, and in good faith, attempting to resolve such dispute; provided, that after the parties reach an agreement or an arbitrator makes its decision, Licensee shall comply therewith within 15 days thereof.

                  (b) In the event of any adjudication of bankruptcy which is not vacated within 30 days, appointment of a receiver by a court of competent jurisdiction who is not removed within 30 days, assignment for the benefit of creditors or levy of execution directly involving Licensee, this Agreement shall thereupon forthwith terminate and no longer be of any further force and effect.

                  (c) In the event of termination of this Agreement for any reason whatsoever:

                        (i) Licensee shall deliver to Licensor all books, notes,
                  drawings writings and other documents, in the possession of Licensee or the Permitted Parties relating to the Intellectual Property and any Improvements licensed to it under Paragraph 2(a) hereof (except that in connection with any Improvements made by Licensee it may retain copies of all such items delivered to Licensor and may continue to use any such Improvements made by it), together with all copies of any Confidential Information.

                        (ii) All rights granted by Licensor to Licensee shall
                  forthwith revert to Licensor.

                        (iii) Licensor (in the event this Agreement is
                  terminated by reason of Licensee's default hereunder) shall continue to be entitled to use or exploit any exclusive royalty-free license to new developments of Licensee granted pursuant to Paragraph 6 hereof.

                  (d) In the event of termination of this Agreement, Licensee shall assign to Licensor, at the request of Licensor, all of its right, title and interest in and to any contracts or agreements relating, directly or indirectly to the Intellectual Property.

            11. Notices. All notices to be given or payments made hereunder shall be in writing and sent by hand, federal express or by registered or certified mail, postage prepaid, addressed to the respective parties at the addresses set forth above. All notices shall be effective upon receipt. Copies of all notices to Licensor or Licensee shall be sent to Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, 101 East 52nd Street Avenue, New York, New York 10022, attention: Wesley C. Fredericks, Esq.

            12. New York Law. This Agreement and all matters or issues collateral thereto shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contacts made and performed entirely therein.

            13. Entire Understanding. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and supersedes any and all prior agreements or understandings relating to the subject matter hereof. This Agreement may not be changed except by a writing signed by the party sought to be charged therewith.

            14. No Waiver. No waiver by either party, whether express or implied, of any provisions of this Agreement or of any breach or default by either party, shall constitute a continuing waiver or a waiver of any other provision of this Agreement, and no such waiver by either party shall prevent such party from enforcing any and all provisions of this Agreement or from acting upon the same or any subsequent breach or default of the other party. No waiver of any provision hereunder shall be effective unless it is in writing signed by the against whom enforcement thereof is sought.

            15. Separability. The provisions set forth in this Agreement shall be considered to be separable and independent of each other. In the event that any provision of this Agreement shall be determined in any jurisdiction to be unenforceable, such determination shall not be deemed to affect the enforceability of any other remaining provision and the parties agree that any court making such a determination is hereby requested and empowered to modify such provision and to substitute for such unenforceable provision such limitation or provision of maximum scope as the court then deems reasonable and judicially enforceable and the parties agree that such substitute provision shall be as enforceable in said jurisdiction as if set forth initially in this Agreement. Any such substitute provision shall be applicable only in the jurisdiction in which the original provision was determined to be unenforceable.

            16. Relationship of the Parties. Nothing contained herein shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have the power to bind or obligate the other.

            17. Survival. Unless otherwise provided, the obligations of the parties hereto shall survive the termination of the term of this Agreement.

            18. Arbitration. All claims, demands, disputes, controversies, differences or misunderstandings between or among the parties hereto or any other persons bound hereby arising out of or by virtue of this Agreement, shall be submitted to and determined by arbitration in the City of New York. If the parties to a dispute arising out of this Agreement are unable to agree on an arbitrator within 10 days after any party shall have given written notice to the other that it desires to submit any issue to arbitration, then the American Arbitration Association shall be designated by any party to appoint an arbitrator and to arbitrate the matter under its rules. The award of the arbitrator shall be made in writing, shall be within the scope of this Agreement, shall not change any of its terms or conditions, shall be binding and conclusive on all parties, and shall include a finding for the payment of the costs of the arbitration proceeding (including reasonable attorneys' fees). It is further agreed that judgment of a court having jurisdiction may be entered upon the award of the arbitrator.


            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                ACTV, INC.


                By:
                    ------------------------------------------------------------
                    William C. Samuels, Chairman and
                       Chief Executive Officer

                ACTV, HOLDINGS, INC.


                By:
                    ------------------------------------------------------------
                    William C. Samuels, President



                ACTV ENTERTAINMENT, INC.


                By:
                    ------------------------------------------------------------
                    David Reese, President

                                    EXHIBIT A

                                  ACTV PATENTS


     Title
     -----

1.    Interactive Cable Television

2.    Dedicated Channel Interactive Cable Television

3.    One Way Interactive Multisubscriber Communication System

4. Method For Expanding Interactive ACTV Displayable Choices For A Given Channel Capacity

5.    Method For Providing Targeted Profile Interactive ACTV Displays

6. Interactive Television System For Providing Full Motion Synched Compatible Audio/Visual Displays

7. Interactive Television System For Providing Full Motion Synched Compatible Audio/Visual Displays From Transmitted Television Signals

8. Method For Providing An Interactive Full Motion Synched Compatible Audio/Visual Television Display

9. Closed Circuit Television System Having Seamless Interactive Television Programming And Expandable User Participation

10.   Multiple Access Television

11.   Simulcast of Interactive Signals With A Conventional Video Signal

12.   Interactive System and Method for Offering Expert Based Interactive
      Program

13.   Compressed Digital Data Interactive Program System